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                                                                     Exhibit 1.7

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in Central Garden & Pet Company's Registration Statements Nos. 333-09065, 333-01238, 33-96816, 33-89216,
33-72326, 333-22209 and 333-41931 on Forms S-8, 333-05261, 333-26387 and 333-
46437 on Forms S-4 and Nos. 333-21603, 333-48617 and 33-86284 on Form S-3 of our
report dated September 20, 1995 relating to the consolidated financial statements of Pennington Seed, Inc., which appears in the Current Report on Form 8-K/A of Central Garden & Pet Company dated May 6, 1998.


Price Waterhouse LLP
Atlanta, Georgia
May 6, 1998